                                                                   EXHIBIT 10.M.

                   SECOND AMENDMENT TO PARTICIPATION AGREEMENT

         Provident Mutual Life Insurance Company, Variable Insurance Products Fund II, and Fidelity Distributors Corporation hereby amend the Participation Agreement (the "Agreement"), dated September 1, 1993, as amended, by doing the following:

          The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

          IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the Effective Date of the Agreement.

PROVIDENT MUTUAL LIFE INSURANCE COMPANY

By:      /s/ Mary Lynn Finelli
         -----------------------------
Name:    Mary Lynn Finelli
Title:   Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND II

By:      /s/ Robert Dwight
         -----------------------------
Name:    Robert Dwight
Title:   Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Mike Kellogg
         -----------------------------
         Mike Kellogg
         Executive Vice President

Execution Date: August 10, 2001

                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                           Policy Form Numbers of Contracts
Date Established by Board of Directors                 Funded By Separate Account
--------------------------------------                 --------------------------

Provident Mutual Variable Annuity                      Individual Flexible Premium Deferred Variable Annuity
Separate Account - October 19, 1992                    Contract (Market Street VIP/2) - Form PM512

Provident Mutual Variable Life Separate Account -      Modified Premium Variable Life Insurance Policy
May 1, 2000                                            (Options) - Forms C111 and C112

                                                       Flexible Premium Adjustable Variable
                                                       Life (Special Product) - Form C122

                                                       Flexible Premium Adjustable Variable
                                                       Life (Options Plus) - Forms C126 and C127

                                                       Flexible Premium Adjustable
                                                       Survivorship Variable Life (Survivor
                                                       Options Plus) - Form C130

                                                       Flexible Premium Adjustable Variable
                                                       Life Insurance (Options Premier) -
                                                       Forms VL101 & VL102

                                                       Flexible Premium Adjustable Variable
                                                       Life Insurance Policy (Options Plus) -
                                                       Forms C126 & C127

                                                       Flexible Premium Adjustable Survivorship Variable
                                                       Life Insurance Policy (Survivor Options Premier) -
                                                       Form VL103

                                                       Flexible Premium Adjustable Survivorship Variable
                                                       Life Insurance Policy (Survivor Options Elite) -
                                                       Form VL104

                                                       Flexible Premium Adjustable Survivorship Variable
                                                       Life Insurance Policy (Survivor Options Plus) -
                                                       Form C130



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